Exhibit 10.3

NOTE AND SECURITY AGREEMENT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND THEREFORE THESE SECURITIES MAY NOT BE TRANSFERRED WITHOUT REGISTRATION THEREUNDER OR PURSUANT TO AN EXEMPTION FROM REGISTRATION

This Note is secured by a pledge of all of the limited liability membership interests of Osage Energy, L.L.C., an Oklahoma limited liability company (“Osage”) by the Borrower (as defined below), the sole owner of all of the membership interests of Osage. Osage is the assignee of certain producing oil and natural gas leases located in Osage County, Oklahoma (the “Osage Property”), which property consists of twenty three wells (ten currently producing) on 480 acres. The note is to secure for Holder such sums as shall be necessary to preserve and protect the collateral which is the subject of this Note and the collection of the sums due under the Note secured hereby.

SECURED CONVERTIBLE NOTE

FOR VALUE RECEIVED, Osage Energy Corporation, a Nevada corporation (hereinafter called the "Borrower"), hereby promises to pay to Vision Opportunity Master Fund, Ltd., a Cayman Islands corporation (the "Holder" or “Secured Party”) the sum of Two Hundred Fifty Thousand Dollars ($250,000) with compound interest accruing at the annual rate of ten percent (10%), on July 31, 2007 (the "Maturity Date"). All payments shall be in lawful currency of the United States of America.

The following terms shall apply to this Note:

ARTICLE I
PAYMENT DEMAND AND DEFAULT RELATED PROVISIONS

1.1 Payment: Default Rate and Grace Period. All interest shall be due and payable at the Maturity Date. On the Maturity Date, all unpaid interest and principal due under this Note shall be payable. If any amount, whether of principal or interest on this Note, is not paid when due (after giving effect to any applicable grace period), then from and after such date the entire outstanding balance of the Note shall bear interest at the Default Rate. The Borrower shall have a five (5) day grace period to pay any monetary amounts due under this Note after its due date, after which grace period a default interest rate of eighteen percent (18%) per annum shall apply to the amounts owed hereunder. In the event of an Event of Default, defined below, such default interest shall accrue against all previously accrued but unpaid interest and outstanding principal at the Default Rate, and all such principal and interest shall be immediately due and payable upon demand by the Holder to Borrower. All payments to be made under this Note shall be made to Holder at its office stated on the first page of this Note, or at such other address or, if by wire, such other bank account, as may be designated in writing by Holder from time to time.

1.2 Conversion Privileges. The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full.

1.3 Interest Rate. Interest payable on this Note shall accrue from and after the first advance hereunder, and only on the amount so advanced plus any accrued but unpaid interest, at the annual rate of ten percent (10%) and be payable on the Maturity Date, accelerated or otherwise, when the principal and all accrued but unpaid interest shall be due and payable, or sooner as described below. Interest shall accrue from the date hereof, on the full amount of principal advanced hereunder and any accrued but unpaid interest, until this Note is paid in full. Interest and any fees and charges payable under this Note shall be calculated on the basis of a 360-day year for the actual days elapsed.

1.4 Minimum Interest. The Holder shall be entitled to a minimum interest of $25,000, regardless of when the Note is converted pursuant to the Conversion Privileges set forth in Article II or when the Note is redeemed by the Borrower.

1.5 Upfront Fee. At closing, the Holder shall be entitled to 300,000 shares of Common Stock of the Borrower. The Holder shall be entitled to customary “piggy-back” registration rights with respect to Borrower’s Common Stock.

1.6 No Setoff or Counterclaim. All payments (including prepayments) by the undersigned on account of principal and interest and fees, if any, shall be made to Holder without set-off, recoupment or counterclaim. If any payment becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

1.7 Waiver of Presentment and Enforcement. All parties now or subsequently liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentation for payment, demand, notice of nonpayment or dishonor, protest and notice of protest and any and all lack of diligence or delay in collection or enforcement hereof.

ARTICLE II
CONVERSION RIGHTS

At any time during the term of this Note and continuing until this Note is paid in full, the Holder may deliver a written notification (the “Notice of Conversion”) to the Borrower setting forth the portion of the principal amount of the Note and/or interest due and payable (the “Investment Amount”) that the Holder exercises its conversion rights with respect thereto, subject to the terms and provisions set forth below.

2.1. Conversion into the Borrower's Common Stock.

(a) The Holder shall have the right, but not the obligation, from and after the Borrower’s receipt of a Notice of Conversion or the occurrence of any Event of Default, as the case may be, and then at any time and from time to time until this Note is fully paid, to convert all or any portion of the principal of this Note and/or interest due and payable set forth in each such Notice of Conversion or the entire amount or a portion of the principal portion of this Note and/or interest due and payable following the occurrence of an Event of Default, as the case may be, into fully paid and nonassessable shares of common stock of the Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of the Borrower into which such stock shall hereafter be changed or reclassified or exchanged for (the "Common Stock") at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Borrower of the Holder’s written request for conversion (a “Notice of Conversion”, the date of giving such notice of conversion being a Conversion Date), the Borrower shall issue and deliver to the Holder within ten business days from the Conversion Date that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note to be converted and accrued interest, if any, by the Conversion Price.

(b) Subject to adjustment as set forth in section 2.1, the Note (including for all purposes herein accrued interest thereon) is convertible in whole or in part at any time prior to receipt by Holder of payment in full, into common stock of the Borrower at the conversion rate equal to $0.25 (twenty-five cents) (the “Fixed Conversion Price”) per share of Common Stock. It is understood that the shares be to issued to Holder shall be restricted, and that there is little to no liquidity or resale market in the shares. The Holder shall be entitled to customary “piggy-back” registration rights with respect to Borrower’s Common Stock.

A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other person or entity, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event. In the event that the number of shares is reduced to a smaller number of shares as in a stock reverse, the conversion price shall remain the same pursuant to the provisions of 2.1(b).

(c) During the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a). Upon partial conversion of this Note, in which case the remaining balance of the note will remain in full force and effect for the principal balance of this Note and interest which shall not have been converted or paid.

ARTICLE III
EVENT OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay ANY portion of the principal or interest due under this Note when due and such failure continues for a period of five (5) calendar days after the due date.

3.2 Breach of Covenant. The Borrower breaches any covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of five (5) calendar days after written notice to the Borrower from the Holder.

3.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading. It is agreed that Borrower will not issue more than ten percent of the issued and outstanding shares of the company unless the Note has been paid in full.

3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

3.6 Failure to Deliver Common Stock or Replacement Note. The Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note or if required a replacement Note.

3.7 Remedies of Holder are Cumulative. The remedies of Holder as provided herein, and any one or more of them, whether in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at Holder’s sole discretion, and may be exercised as often as Holder may decide in its sole and absolute discretion.

ARTICLE IV
GRANT OF SECURITY INTEREST

4.1 Grant of Security. As security for the Obligations (as defined below), Borrower hereby delivers, assigns, pledges, sets over and grants to Secured Party a first priority security interest in, all of its right, title and interest, whether now existing or hereafter arising or acquired, in Borrower’s entire membership interest in Osage Energy, L.L.C. ( “Osage”), together with all and any proceeds thereof (the “Collateral”).

4.2 Security for Obligation. This Note and Security Agreement secures the payment of all now existing or hereafter arising obligations of Borrower to Secured Party under this Note, whether for principal, interest, fees, expenses or otherwise, together with all costs of collection or enforcement, including, without limitation, reasonable attorneys’ fees incurred in any collection efforts or in any action or proceeding (all such obligations being the “Obligations”).

4.3 Grantor Remains Liable. This Note and Security Agreement shall not affect Borrower’s liability to perform all of its duties and obligations with respect to the transaction giving rise to the Obligations. The exercise by Secured Party of its rights hereunder shall not release Borrower from any of its duties or obligations under the transaction giving rise to the Obligations, which shall remain unchanged as if this Note and Security Agreement had not been executed. Secured Party shall not have any obligation or liability with respect to the transaction giving rise to the Obligations by reason of this Note and Security Agreement.

4.4 Continuing Agreement. This Note and Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations.

ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 Title; Liens and Encumbrances. Borrower represents and warrants that it is the sole record and beneficial owner of good and marketable title to the Collateral pledged by it hereunder, free of any and all Liens, or options in favor of, or claims of, any other person, except the liens created by this Note and Security Agreement. Borrower will promptly notify Secured Party of any such other lien or claim made or asserted against the Collateral and will defend the Collateral against any such lien or other claim.

5.2 Validity of Oil and Natural Gas Leases. Osage has the full right and authority to operate the producing oil and natural gas leases located in Osage County, Oklahoma and as more fully described in Exhibit A annexed hereto (the “Leases”) and to extract oil and natural gas from wells subject to such Leases. The Leases and the Assignment and Bill of Sale between Osage and Conquest Exploration Company, L.L.C. are in full force and effect.

5.3 Perfection of Security Interest. Borrower authorizes Secured Party to file all such financing statements and amendments thereto pursuant to the Uniform Commercial Code or other notices appropriate under applicable law, as Secured Party may require, each in form satisfactory to Secured Party. Borrower authorizes Secured Party to take all other actions which Secured Party may deem necessary or desirable to perfect or otherwise protect the lien created hereunder and to obtain the benefits of this Note and Security Agreement.

ARTICLE VI
MISCELLANEOUS

6.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

6.2 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower and Holder at the addresses on the first page of this Note or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Borrower.

6.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

6.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

6.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

6.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of or in the federal courts located in the State of California, city of San Diego. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

6.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

6.8 Prepayment. This Note may be paid (in whole or in part) prior to the Maturity Date without the consent of the Holder subject to Holder’s conversion rights (section 2.1).

6.9 Time. Where this Note authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Note. A “business day” shall mean a day on which the banks in New York are not required or allowed to be closed. Time is of the essence as to all matters in and related to this Note and Security Agreement.

6.10 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name by its Chief Executive Officer on this ___ day of February 2007.

OSAGE ENERGY CORPORATION

By:
Name: Kim Bradford Title: President and Chief Executive Officer

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

The undersigned hereby irrevocably elects, as of the Date of Conversion stated below, to convert $_______ of the principal and interest due on the $250,000 Note issued by OSAGE ENERGY CORPORATION on February __, 2007 into Shares of Common Stock of OSAGE ENERGY CORPORATION (the "Company") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion: _______________

Conversion Price: $0.25 (Twenty-five cents) per share

Number of Shares To Be Delivered: ________

Signature:______________________________________

Print Name:_____________________________________

Print Title:______________________________________

Print Name of Current Note Holder:__________________

Address:______________________________________________________________
____________________________________________________________________

Exhibit A

The following is a list of certain producing oil and natural gas leases located in Osage County, Oklahoma (the “Osage Property”), which property consists of twenty three wells (ten currently producing) on 480 acres:

Osage Lease: SE/4 Section 30-21N-10E, BIA Contract Number 17700, dated 7/21/99.
Hopper Lease: NE/4 Section 31-21N-10E, BIA Contract Number 17701, dated 7/21/99.
Hopper Lease: NW/4 Section 31-2IN-10E, BIA Contract Number 17702, dated 7/21/99.

All of the above said Oil and Gas Leases shall be delivered to Assignee at a 81.25% Net Revenue Interest Lease.

Wells and Associated: Sub-Surface Pipe and Equipment and Surface Equipment:

Osage #1, 2, 3, 4, 5, 6, 7, 8 and 10 located in SE/4 of Section 30-21N-1OE.

Hopper #1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 and 19 located in N/2 of Section 31-21N-10E.

Any and all other wel1s, property and equipment located and associated with any wells located in the SE/4 of Section 30 and the N/2 of Section 31, all in Township 21N, Range 10E, Osage County, Oklahoma and not specifically described hereinabove.”